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                                  Exhibit 23

                      Consent of McGladrey & Pullen, LLP




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             [LETTERHEAD OF MCGLADREY & PULLEN, LLP APPEARS HERE]


To the Board of Directors
GFS Bancorp, Inc.
Grinnell, Iowa  50112

We consent to the incorporation by reference in the GFS Bancorp, Inc. Registration Statement on Form S-8 (No. 33-84814) of GFS Bancorp, Inc., pertaining to the GFS Bancorp, Inc. 1993 Stock Option and Incentive Plan, of our report dated July 24, 1996, which appears on page 19 of the annual report on Form 10-KSB of GFS Bancorp, Inc. and subsidiaries for the year ended June 30, 1996.



                                       /s/ McGladrey & Pullen, LLP
                                       McGLADREY & PULLEN, LLP


Des Moines, Iowa
September 25, 1996